UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Financing Agreements

The existing credit facilities of certain subsidiaries of Worldpay, Inc. (the “Company”) were amended pursuant to that certain Amendment No. 5, dated as of June 22, 2018 (“Amendment No. 5”), by and among vantiv, LLC, a Delaware limited liability company and a majority owned subsidiary of the Company (“Vantiv, LLC”), various lenders party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent (the “Administrative Agent”), and the other parties party thereto, which amends that certain third amended and restated loan agreement, dated as of January 16, 2018 (the “Existing Loan Agreement”), by and among Vantiv, LLC, Vantiv Holding, LLC, a majority-owned subsidiary of the Company (“Vantiv Holding”), the Administrative Agent and the lenders and other agents party thereto (the Existing Loan Agreement as amended by Amendment No. 5, the “Loan Agreement”).

The Loan Agreement provides for senior secured credit facilities (the “Senior Secured Credit Facilities”) comprised of term A loan tranches, term B loan tranches and revolving credit facilities. Amendment No. 5 established a new tranche of term A-6 loans denominated in Pounds Sterling in an aggregate principal amount of £487,548,754.88. Additionally, Amendment No. 5 amended, among other things, the applicable margin of the existing term A-5 loan tranche, term B-3 loan tranche, term B-4 loan tranche, multicurrency revolving facility and U.S. Dollar-only revolving facility by providing for replacement term loans for the existing term A-5 loan tranche, term B-3 loan tranche and term B-4 loan tranche and for replacement revolving facilities for the multicurrency revolving facility and U.S. Dollar-only revolving facility. Pursuant to Amendment No. 5, the term A-5 facility was increased by $100 million and each of the term B-3 facility and term B-4 facility was decreased by $50 million, however the aggregate principal amount of all term loans under the Loan Agreement has not increased. The proceeds of the term A-6 loan tranche and term A-5 loan tranche were used, among other things, to refinance in full the existing term A-3 loan tranche, the existing term A-5 loan tranche and a portion of the existing term B-3 loan tranche and term B-4 loan tranche.

Interest on all loans under the Senior Secured Credit Facilities is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto. Borrowings under the Loan Agreement accrue interest at a rate equal to, at Vantiv, LLC’s option, a base rate (except with respect to the term A-6 loan facility) or LIBOR rate plus an applicable margin. The applicable margin of the new term A-5 loan tranche and new revolving facilities ranges, depending on Vantiv, LLC’s leverage, from 175 to 100 basis points in the case of LIBOR loans (subject to a 0.0% floor) and 75 to 0 basis points in the case of base rate loans (subject to a 0.0% floor). The applicable margin of the new term A-6 loan tranche ranges, depending on Vantiv, LLC’s leverage, from 175 to 100 basis points over LIBOR (subject to a 0.0% floor). The applicable margin for each of the new term B-3 loan tranche and new term B-4 loan tranche is 175 basis points in the case of LIBOR loans (subject to a 0.0% floor) and 75 basis points in the case of base rate loans (subject to a 0.0% floor).

The amortization of the term A-5 loans remains unchanged. The term A loan tranches amortize in equal quarterly installments of (1) 1.25% per quarter for each fiscal quarter ending on or prior to March 31, 2021 (2) 1.875% per quarter for each fiscal quarter from June 30, 2021 through March 31, 2022 and (3) 2.50% per quarter for each fiscal quarter from June 30, 2022 and thereafter, with a balloon payment due at maturity. The amortization for the term A loan tranches will commence on June 30, 2018.

The amortization of the term B loan tranches remains unchanged. The term B loan tranches amortize in equal quarterly installments of 0.25% per quarter, with balloon payments at maturity. The amortization for the term B loan tranches will commence on June 30, 2018.

Subject to certain conditions and exceptions, Vantiv, LLC is permitted to make voluntary prepayments of the loans under the Senior Secured Credit Facilities and to reduce the existing loan commitments at any time without premium or penalty, except that, with respect to the term B loan tranches, subject to certain exceptions, such prepayments are subject to a premium equal to 1.0% of any of (1) the term B loans prepaid prior to the date that is six months after the Amendment No. 5 Effective Date (as defined in Amendment No. 5), with the proceeds of secured term debt bearing a lower effective interest rate than the debt repaid.

Except as described above, the other material terms and conditions of the Loan Agreement remain unchanged.

The foregoing description of the Loan Agreement and Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 5, which is incorporated herein by reference as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be reported under this Item 2.03 is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On June 22, 2018, the Company issued a press release regarding Amendment No. 5 and certain other financing activities. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Amendment No. 5, dated as of June 22, 2018 among Vantiv, LLC, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lenders party thereto.

99.1	Press Release dated June 22, 2018.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5, dated as of June 22, 2018 among Vantiv, LLC, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lenders party thereto.

99.1	Press Release dated June 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: June 22, 2018	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Corporate Secretary

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